                            EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022
BUFFALO, NY, October 28, 2021 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2022 second quarter, which ended September 30, 2021. Results include the addition of Dorner Manufacturing Corporation, which was acquired on April 7, 2021.
Second Quarter Highlights (compared with prior year period)
•42% revenue growth driven by strong volume, contribution of acquisition and strategic pricing
•CMBS enables continued margin expansion resulting in record gross margin of 36.3%, up 80 basis points; record adjusted gross margin of 36.7% expanded 230 basis points
•Strategic pricing more than offset material cost inflation pressure
•Achieved net income of $15.2 million, or $0.53 per diluted share; adjusted earnings per diluted share was $0.74
•Adjusted EBITDA was $36.0 million, or 16.1% of revenue up 270 basis points
•Generated $25.3 million in cash from operations or $22.2 million in free cash flow1
David Wilson, President and CEO of Columbus McKinnon, commented, “Demand for our products remains strong as we execute our Blueprint for Growth 2.0 strategy. Our team has worked tirelessly to address supply chain challenges with agility and has overcome the impacts of rapid inflation with additional price increases. We believe the Columbus McKinnon Business System (“CMBS”), which provides the framework to scale the organization, is becoming more robust and enabling improved results. Also of note, the Dorner acquisition has provided a foundation to evolve our business model into higher growth, less cyclical industries as we continue to expand in the Life Sciences, E-Commerce and Consumer Packaging markets. We expect to leverage this platform to further transform our Company into a high value, intelligent motion enterprise.”
1 Free cash flow is a non-GAAP measure defined as cash from operations less capital expenditures. See the accompanying discussion and reconciliation found in the Additional Data table in this release.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
Second Quarter Fiscal 2022 Sales

($ in millions)	Q2 FY 22	Q2 FY 21	Change	% Change
Net sales	$223.6	$157.8	$65.8	41.7%

U.S. sales	$130.7	$84.7	$46.0	54.3%
% of total	58%	54%
Non-U.S. sales	$92.9	$73.1	$19.8	27.1%
% of total	42%	46%
For the quarter, sales increased $65.8 million, or 41.7%. The Dorner acquisition added $33.5 million in sales. In the U.S., volume improved $16.7 million, or 19.7%, and price improved $2.0 million, or 2.4%. U.S. sales related to the acquisition were $27.3 million. Outside the U.S., volume improved $9.7 million, or 13.3%, and price improved $2.0 million, or 2.7%. The Dorner acquisition added $6.3 million of sales outside the U.S. Foreign currency translation was favorable $1.9 million, or 1.2% of total sales.
Second Quarter Fiscal 2022 Operating Results

($ in millions)	Q2 FY 22	Q2 FY 21	Change	% Change
Gross profit	$81.1	$56.0	$25.1	44.8%
Gross margin	36.3%	35.5%	80 bps
Income from operations	$23.7	$15.8	$7.8	49.6%
Operating margin	10.6%	10.0%	60 bps
Adjusted income from operations*	$25.5	$14.0	$11.5	81.9%
Adjusted operating margin*	11.4%	8.9%	250 bps
Net income (loss)	$15.2	$(4.1)	$19.3	NM
Net income (loss) margin	6.8%	(2.6)%	940 bps
Diluted EPS	$0.53	$(0.17)	$0.70	NM
Adjusted EPS*	$0.74	$0.44	$0.30	68.2%
Adjusted EBITDA*	$36.0	$21.1	$14.8	70.2%
Adjusted EBITDA margin*	16.1%	13.4%	270 bps
*Adjusted operating income, adjusted operating margin, adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding adjusted operating income, adjusted operating margin, adjusted EPS, and the reconciliation of GAAP net income (loss) to adjusted EBITDA.
Dorner added $3.4 million in adjusted operating income. Adjusted earnings per diluted share was $0.74 in the fiscal 2022 second quarter compared with $0.44 in the prior year. Adjusted EPS excludes amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.
Third Quarter Fiscal 2022 Outlook
Columbus McKinnon expects third quarter fiscal 2022 sales of approximately $215 million at current exchange rates. This outlook includes the expectation that supply chain constraints continue and reflects typical seasonality, given holidays and fewer shipping days.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the passcode 13723730. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Thursday, November 4. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that moves the world forward and improves lives by efficiently and ergonomically moving, lifting, positioning and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of supply chain challenges and inflation, the ability of the Company to scale the organization, achieve its Blueprint for Growth 2.0 strategy and execute CMBS; and the Company’s ability to achieve revenue expectations, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com
Financial tables follow.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	September 30, 2021	September 30, 2020	Change
Net sales	$223,635	$157,790	41.7%
Cost of products sold	142,500	101,765	40.0%
Gross profit	81,135	56,025	44.8%
Gross profit margin	36.3%	35.5%
Selling expenses	24,157	18,563	30.1%
% of net sales	10.8%	11.8%
General and administrative expenses	23,208	15,554	49.2%
% of net sales	10.4%	9.9%
Research and development expenses	3,825	2,896	32.1%
% of net sales	1.7%	1.8%
Amortization of intangibles	6,285	3,192	96.9%
Income from operations	23,660	15,820	49.6%
Operating margin	10.6%	10.0%
Interest and debt expense	4,587	3,018	52.0%
Investment (income) loss	(115)	(357)	(67.8)%
Foreign currency exchange (gain) loss	441	397	11.1%
Other (income) expense, net	(539)	16,911	NM
Income (loss) before income tax expense (benefit)	19,286	(4,149)	NM
Income tax expense (benefit)	4,083	(45)	NM
Net income (loss)	$15,203	$(4,104)	NM

Average basic shares outstanding	28,418	23,883	19.0%
Basic income (loss) per share	$0.53	$(0.17)	NM

Average diluted shares outstanding	28,756	23,883	20.4%
Diluted income (loss) per share	$0.53	$(0.17)	NM

Dividends declared per common share	$0.06	$0.06

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Six Months Ended
	September 30, 2021	September 30, 2020	Change
Net sales	$437,099	$296,860	47.2%
Cost of products sold	281,901	196,038	43.8%
Gross profit	155,198	100,822	53.9%
Gross profit margin	35.5%	34.0%
Selling expenses	47,639	37,258	27.9%
% of net sales	10.9%	12.6%
General and administrative expenses	53,351	33,983	57.0%
% of net sales	12.2%	11.4%
Research and development expenses	7,408	5,665	30.8%
% of net sales	1.7%	1.9%
Amortization of intangibles	12,394	6,307	96.5%
Income from operations	34,406	17,609	95.4%
Operating margin	7.9%	5.9%
Interest and debt expense	10,399	6,206	67.6%
Cost of debt refinancing	14,803	—	NM
Investment (income) loss	(548)	(934)	(41.3)%
Foreign currency exchange (gain) loss	535	481	11.2%
Other (income) expense, net	(289)	19,937	NM
Income (loss) before income tax expense (benefit)	9,506	(8,081)	NM
Income tax expense (benefit)	1,566	(1,008)	NM
Net income (loss)	$7,940	$(7,073)	NM

Average basic shares outstanding	27,594	23,843	15.7%
Basic income (loss) per share	$0.29	$(0.30)	NM

Average diluted shares outstanding	27,957	23,843	17.3%
Diluted income (loss) per share	$0.28	$(0.30)	NM

Dividends declared per common share	$0.06	$0.06

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2021	March 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$105,311	$202,127
Trade accounts receivable	125,451	105,464
Inventories	147,925	111,488
Prepaid expenses and other	28,926	22,763
Total current assets	407,613	441,842

Property, plant, and equipment, net	97,117	74,753
Goodwill	615,329	331,176
Other intangibles, net	392,700	213,362
Marketable securities	10,072	7,968
Deferred taxes on income	1,960	20,080
Other assets	61,184	61,251
Total assets	$1,585,975	$1,150,432

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$71,458	$68,593
Accrued liabilities	104,924	110,816
Current portion of long-term debt and finance lease obligations	60,515	4,450
Total current liabilities	236,897	183,859

Term loan and finance lease obligations	392,728	244,504
Other non-current liabilities	221,192	191,920
Total liabilities	850,817	620,283

Shareholders’ equity:
Common stock	284	240
Additional paid-in capital	499,758	296,093
Retained earnings	300,036	293,802
Accumulated other comprehensive loss	(64,920)	(59,986)
Total shareholders’ equity	735,158	530,149
Total liabilities and shareholders’ equity	$1,585,975	$1,150,432

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Six Months Ended
	September 30, 2021	September 30, 2020
Operating activities:
Net income (loss)	$7,940	$(7,073)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	20,969	14,210
Deferred income taxes and related valuation allowance	(1,235)	(6,745)
Net loss (gain) on sale of real estate, investments, and other	(462)	(557)
Stock based compensation	5,504	3,989
Amortization of deferred financing costs	867	1,327
Cost of debt refinancing	14,803	—
Loss (gain) on hedging instruments	672	—
Non-cash pension settlement expense	—	19,046
Gain on sale of building	(375)	(2,638)
Non-cash lease expense	3,939	3,785
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Trade accounts receivable	(1,709)	33,594
Inventories	(21,959)	18,987
Prepaid expenses and other	(2,779)	(1,627)
Other assets	42	570
Trade accounts payable	(6,274)	(20,078)
Accrued liabilities	1,908	(7,895)
Non-current liabilities	(3,909)	(1,952)
Net cash provided by (used for) operating activities	17,942	46,943

Investing activities:
Proceeds from sales of marketable securities	2,734	1,034
Purchases of marketable securities	(4,768)	(1,759)
Capital expenditures	(6,752)	(2,779)
Proceeds from sale of building, net of transaction costs	461	5,453
Proceeds from insurance reimbursement	482	—
Purchase of business, net of cash acquired	(472,954)	—
Dividend received from equity method investment	—	587
Net cash provided by (used for) investing activities	(480,797)	2,536

Financing activities:
Proceeds from issuance of common stock	1,412	429
Borrowings under line-of-credit agreements	—	25,000
Repayment of debt	(461,286)	(2,225)
Proceeds from issuance of long-term debt	650,000	—
Proceeds from equity offering	207,000	—
Fees related to debt and equity offering	(25,292)	(826)
Cash inflows from hedging activities	7,007	—
Cash outflows from hedging activities	(6,927)	—
Payment of dividends	(3,145)	(2,860)
Other	(1,909)	(982)
Net cash provided by (used for) financing activities	366,860	18,536

Effect of exchange rate changes on cash	(821)	4,091

Net change in cash and cash equivalents	(96,816)	72,106
Cash, cash equivalents, and restricted cash at beginning of year	202,377	114,700
Cash, cash equivalents, and restricted cash at end of period	$105,561	$186,806

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
COLUMBUS McKINNON CORPORATION
Q2 FY 2022 Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2021 Sales	$157.8		$296.9
Acquisitions	33.5	21.3%	67.7	22.8%
Volume	26.4	16.7%	57.7	19.4%
Pricing	4.0	2.5%	6.0	2.0%
Foreign currency translation	1.9	1.2%	8.8	3.0%
Total change	$65.8	41.7%	$140.2	47.2%
Fiscal 2022 Sales	$223.6		$437.1

COLUMBUS McKINNON CORPORATION
Q2 FY 2022 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2021 Gross Profit	$56.0	$100.8
Acquisition	13.3	27.3
Sales volume and mix	8.2	19.9
Productivity, net of other cost changes	5.5	8.2
Foreign currency translation	0.6	3.0
Prior year factory closure costs	0.5	2.4
Pricing, net of material cost inflation	0.9	1.6
Prior year business realignment costs	—	0.3
Acquisition integration costs	—	(0.5)
Business realignment costs	(0.9)	(0.9)
Tariffs	(0.8)	(1.7)
Prior year gain on sale of building	(2.2)	(2.2)
Acquisition inventory step-up expense	—	(3.0)
Total change	25.1	54.4
Fiscal 2022 Gross Profit	$81.1	$155.2

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 22	63	64	61	63	251

FY 21	63	64	61	63	251

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	September 30, 2021		June 30, 2021		March 31, 2021		September 30, 2020
($ in millions)
Backlog	$255.6		$247.4		$171.7		$146.6
Long-term backlog
Expected to ship beyond 3 months	$110.5		$107.3		$68.0		$60.8
Long-term backlog as % of total backlog	43.2%		43.4%		39.6%		41.5%

Trade accounts receivable
Days sales outstanding	51.0	days	52.5	days	51.5	days	53.4	days

Inventory turns per year
(based on cost of products sold)	3.9	turns	4.0	turns	4.4	turns	3.6	turns
Days' inventory	94.7	days	90.8	days	83.3	days	100.5	days

Trade accounts payable
Days payables outstanding	54.3	days	52.4	days	58.7	days	41.0	days

Working capital as a % of sales	14.4%		12.5%		9.3%		14.1%

Net cash provided by (used for) operating activities	$25.3		$(7.4)		$26.9		$37.4
Capital expenditures	$3.1		$3.6		$6.4		$1.7
Free cash flow (1)	$22.2		$(11.0)		$20.5		$35.7

Debt to total capitalization percentage	38.1%		38.8%		32.0%		36.4%

Debt, net of cash, to net total capitalization	32.1%		33.8%		8.1%		15.6%
(1) Free cash flow is defined as cash from operations less capital expenditures. Free cash flow is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as free cash flow, is important for investors and other readers of the Company’s financial statements.
Components may not add due to rounding.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
($ in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
GAAP gross profit	$81,135	$56,025	$155,198	$100,822
Add back (deduct):
Acquisition inventory step-up expense	—	—	2,981	—
Business realignment costs	914	—	914	329
Acquisition integration costs	—	—	521	—
Factory closures	—	493	—	2,421
Gain on sale of building	—	(2,189)	—	(2,189)
Non-GAAP adjusted gross profit	$82,049	$54,329	$159,614	$101,383

Sales	$223,635	$157,790	$437,099	$296,860
Gross margin - GAAP	36.3%	35.5%	35.5%	34.0%
Adjusted gross margin - Non-GAAP	36.7%	34.4%	36.5%	34.2%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations
($ in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
GAAP income from operations	$23,660	$15,820	$34,406	$17,609
Add back (deduct):
Acquisition deal and integration costs	632	—	9,874	—
Acquisition inventory step-up expense	—	—	2,981	—
Business realignment costs	1,200	—	1,823	821
Factory closures	—	747	—	3,003
Insurance recovery legal costs	—	88	—	229
Gain on sale of building	—	(2,638)	—	(2,638)
Non-GAAP adjusted income from operations	$25,492	$14,017	$49,084	$19,024

Sales	$223,635	$157,790	$437,099	$296,860
Operating margin - GAAP	10.6%	10.0%	7.9%	5.9%
Adjusted operating margin - Non-GAAP	11.4%	8.9%	11.2%	6.4%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
GAAP net income (loss)	$15,203	$(4,104)	$7,940	$(7,073)
Add back (deduct):
Amortization of intangibles	6,285	3,192	12,394	6,307
Cost of debt refinancing	—	—	14,803	—
Acquisition deal and integration costs	632	—	9,874	—
Acquisition inventory step-up expense	—	—	2,981	—
Business realignment costs	1,200	—	1,823	821
Non-cash pension settlement expense	—	16,324	—	19,046
Factory closures	—	747	—	3,003
Insurance recovery legal costs	—	88	—	229
Gain on sale of building	—	(2,638)	—	(2,638)
Normalize tax rate to 22% (1)	(1,946)	(3,029)	(9,738)	(5,119)
Non-GAAP adjusted net income	$21,374	$10,580	$40,077	$14,576

Average diluted shares outstanding	28,756	24,123	27,957	24,030

Diluted income (loss) per share - GAAP	$0.53	$(0.17)	$0.28	$(0.30)

Diluted income per share - Non-GAAP	$0.74	$0.44	$1.43	$0.61
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangible assets, and also adjusted for a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that representing adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2022

October 28, 2021
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
GAAP net income (loss)	$15,203	$(4,104)	$7,940	$(7,073)
Add back (deduct):
Income tax expense (benefit)	4,083	(45)	1,566	(1,008)
Interest and debt expense	4,587	3,018	10,399	6,206
Investment (income) loss	(115)	(357)	(548)	(934)
Foreign currency exchange (gain) loss	441	397	535	481
Other (income) expense, net	(539)	16,911	(289)	19,937
Depreciation and amortization expense	10,502	7,129	20,969	14,210
Cost of debt refinancing	—	—	14,803	—
Acquisition deal and integration costs	632	—	9,874	—
Acquisition inventory step-up expense	—	—	2,981	—
Business realignment costs	1,200	—	1,823	821
Factory closures	—	747	—	3,003
Insurance recovery legal costs	—	88	—	229
Gain on sale of building	—	(2,638)	—	(2,638)
Non-GAAP adjusted EBITDA	$35,994	$21,146	$70,053	$33,234

Sales	$223,635	$157,790	$437,099	$296,860
Net income (loss) margin - GAAP	6.8%	(2.6)%	1.8%	(2.4)%
Adjusted EBITDA margin - Non-GAAP	16.1%	13.4%	16.0%	11.2%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.